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                                                                    Exhibit 10.6

                                    TEXACO INC.
                         INFORMATION TECHNOLOGY DEPARTMENT
                            MISCELLANEOUS WORK AGREEMENT



Agreement No. 1991/9                                                July 1, 1991

Agreement between NEON SYSTEMS. INC. with offices located at 6464 Savoy Drive, Suite 439B, Houston, Texas 77036 (hereinafter called Contractor) and Texaco Inc. with offices located at 6464 Savoy Drive, Houston, Texas 77036 (hereinafter called Company).


TERM OF AGREEMENT:

This agreement shall commence on the date given above and shall continue until terminated by either party with thirty days prior written notice. In the event of any termination, Company's rights pursuant to the paragraph entitled LICENSE RIGHTS shall continue and Contractor's obligations pursuant to the paragraphs entitled INDEMNIFICATION, PROPRIETARY INFORMATION and HOLD HARMLESS shall continue.


DESCRIPTION OF WORK:

     1. To develop an application interface which will allow applications running on a computer in an IBM System 370 or an IBM System 390 environment where DB2 software is not present to issue SQL queries to DB2 software running on a different computer which is also operating in the IBM System 370 or IBM System 390 environment.

     2. To develop an application interface which will allow applications running on a computer in an IBM System 370 or an IBM System 390 environment to extract data from relational databases operating on computers which function in an operating environment other than IBM System 370 or IBM System 390.

     3. To develop an application interface to allow computers operating in an environment other than IBM System 370 or IBM System 390 to access data, with client side static SQL, in a DB2 application running in an IBM System 370 or an IBM System 390 environment.

     4. To develop an application interface that will allow client systems (such as, but not limited to, UNIX systems, IBM and IBM-compatible personal computers, Apple Macintosh and


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others) to access IMS running on host platforms by using TCP/IP, LU6.2 or other communication protocols.


LOCATION OF WORK AND WORKING ARRANGEMENTS:

     Contractor shall perform the work both in its own offices and on Company premises, as required by the nature of the work. Company shall provide Contractor with access to some of the Company's underutilized data-processing resources, including the following:

     - Up to 4 building passes to permit free access by Contractor's employees to Company's offices at 6464 Savoy Drive.

     - Up to 4 "PROFS IDs" to permit Contractor's employees to communicate with Company's employees on Company's PROFS system.

     - Access to Company's "IBM Link" system.

     - Use of up to 4 RSB PhoneMail box extensions to facilitate Company's employees leaving messages for Contractor's employees.

     - Up to 4 "LOGON Ids with dial-in privileges" to permit Contractor's employees to access underutilized data-processing resources on Company's "TULD" computer system.

     - Permission to attend computer industry meetings (e.g., "GUIDE" and "SHARE") as contractors to Company where such attendance by contractors is allowed by the bylaws of the sponsoring organizations.

Contractor's use of Company facilities shall be limited to furtherance of its obligations under this Agreement. Company reserves the right to charge, and Contractor agrees to pay any such charge, for any usage by Contractor of Company facilities which are not in furtherance of this Agreement.


AGREEMENT PRICE

Contractor shall perform the work at no cost to Company.


CONTRACTOR/COMPANY RELATIONSHIP

It is expressly understood and agreed that under no circumstances is the Contractor to be considered the Company's employee or agent, and the Contractor shall be an independent Contractor at all


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times during the performance of the work hereunder.


PROPRIETARY INFORMATION

During the term of this agreement, Contractor and/or Company may disclose proprietary information to the other party. Neither Contractor nor Company shall disclose proprietary information belonging to the other party to others or use such information other than for the purposes of this agreement. However, neither party shall be required to keep proprietary any information which is, or becomes, publicly available, is already in that party's possession, or is rightfully obtained from third parties.


RIGHTS IN DATA

All ideas, concepts, know-how and techniques created in the course of Contractor's work hereunder shall be the property of Contractor, except that Company shall have the right to use such ideas, concepts, know-how and techniques in its own operations.


HOLD HARMLESS

The Contractor agrees to indemnify and hold the Company harmless from any and all claims, demands, causes of action, and liability arising out of injury or death to the person or damage to the property of, or any loss or expense incurred by, the Contractor which arises out of or pursuant to the performance of this agreement.

The Contractor agrees to indemnify and hold the Company harmless from any and all claims, demands, causes of action, and liability arising out of injuries or death to persons or injury, loss, expense, or damage to property caused by Contractor during the performance of this agreement.

Contractor agrees that it and its employees are performing services as independent contractors and accepts liability and responsibility for any federal, state or, local employment taxes imposed. Contractor further agrees to indemnify and hold the Company harmless against all claims, taxes, penalties, interest, and costs which may be assessed against Company under any law, or rule or regulation thereunder with respect to Contractor or its employees.


OWNERSHIP

It is specifically agreed between the parties that Contractor shall own of all rights in the software or other products developed by Contractor pursuant to this Agreement.


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LICENSE RIGHTS

It is specifically agreed that Contractor hereby grants to Company a worldwide, perpetual, royalty free, paid-up license to use, copy, modify, and/or make derivative copies of any software or other products developed or first reduced to practice pursuant to this Agreement (PRODUCTS). For purposes of the license granted hereunder, company shall include Texaco Inc., its subsidiaries and affiliates, in which it owns directly or indirectly a 50% or greater interest, and any parent of Texaco whether now in existence or later occurring. Contractor, on an ongoing and timely basis, shall deliver to Company source code and object code versions of, as well as supporting documentation for, the Products.


MAINTENANCE

Contractor agrees to maintain the Products provided to Company pursuant to the terms of this Agreement. Such maintenance shall include bug fixes, workarounds, patches, updates, modifications, revised versions or new versions of the Products. Such maintenance shall be provided at no cost to Company: 1) during the term of this Agreement; 2) following the expiration of this Agreement if Company continues to provide Contractor with access to Company's computing resources for the purposes of enhancing or maintaining the Products and/or developing other software products; or 3) for so long as Contractor markets all or any of the Products. In the event that Contractor sells or otherwise transfers the ownership of the Products or marketing rights to the products to another company (hereinafter called Successor) at a time where Company is receiving free maintenance as provided hereunder, the sales or transfer agreement shall provide that Company shall receive free maintenance for so long as all or any of the products are being marketed. In no event shall Company be required to provide any resources to Successor.


INDEMNIFICATION

In the event that any action or proceeding, including an action or claim for infringement of any United States or foreign letters of patent or copyright, is brought by a third party against Company based upon use or possession of the Products provided by Contractor, Contractor agrees at it's own cost and expense to defend, indemnify and hold company harmless in respect to such action or preceding and to promptly pay or reimburse Company for any losses, costs, damages, obligations, judgements and fees suffered or incurred by company as a result of such action or preceding. Company shall have the right, at it's own expense and with counsel of it's own choice, to participate in the defense of any such suit or action.


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AGREED:

TEXACO INC.                                  Neon Systems, Inc.


By:   /s/ Beverly W. Childs                  By:    /s/ Peter Schaeffer
     -----------------------------------          -----------------------------

Name: Beverly W. Childs                      Name:  Peter Schaeffer
     -----------------------------------

Title:    Director of Technology Support     Title: President
     -----------------------------------

Date: 12/20/91                               Date:  12/20/91
     -----------------------------------          -----------------------------









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                                    AMENDMENT A

The following is added to and made a part of the certain Miscellaneous Work Agreement No. 1991/9 (Agreement) between Texaco Inc. (Company) and Neon Systems, Inc. (Contractor). To the extent of any conflicts between the terms of this Amendment A and the terms of the Agreement, this Amendment A shall control.

1. Section entitled LOCATION OF WORK AND WORKING ARRANGEMENTS. Following the first bullet point at the top of page two add: "Said building passes to provide 24 hours per day, 7 day per week access to the Company's offices at 6464 Savoy Drive, including access to Company's high speed print facilities at 6464 Savoy Drive.



AGREED TO AND ACCEPTED.

TEXACO INC.                             Neon Systems, Inc.


By:  /s/ Beverly W. Childs              By:  /s/ Peter Schaeffer
     ------------------------------          ----------------------------------

Name: Beverly W. Childs                 Name:  Peter Schaeffer
     ------------------------------          ----------------------------------

Title: Director Technology Support      Title: President
     ------------------------------          ----------------------------------

Date:     1/28/92                       Date:  1/28/92
     ------------------------------          ----------------------------------

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                                     AMENDMENT B

The following is added to and made a part of that certain MISCELLANEOUS WORK AGREEMENT NO. 1991/9 (AGREEMENT) between TEXACO INC. (COMPANY) and NEON SYSTEMS, INC. (CONTRACTOR). To the extent of any conflicts between the terms of the Agreement and the terms of this Amendment B, the terms of this Amendment B shall control.

1.   Add a new section entitled BUILDING ACCESS

     "Contractor will be permitted to bring visitors or guests onto Company's facility at 6464 Savoy Drive. Said access shall be granted on a 24 hour per day, seven day per week basis. Contractor shall be solely liable for the conduct and safety of said visitors or guests while on Company premises. Contractor shall take all reasonable steps to insure that such guests or visitors do not have access to Company's confidential or proprietary information. Any such guest or visitor shall sign such forms as Company requires prior to being granted access to Company's facility. Such guests and visitors shall be treated as employees of Contractor for purposes of the HOLD HARMLESS clause of the Agreement.

AGREED TO AND ACCEPTED.

TEXACO INC.                                  Neon Systems, Inc.


By:  /s/ Beverly W. Childs                   By:  /s/ Peter Schaeffer
     -----------------------------------          -----------------------------

Name:  Beverly W. Childs                     Name:  Peter Schaeffer
     -----------------------------------          -----------------------------

Title: Director of Technology Support        Title: President
     -----------------------------------          -----------------------------

Date:  5/28/92                               Date:  5/28/92
     -----------------------------------          -----------------------------

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                                    AMENDMENT C


The following is added to and made a part-of that certain MISCELLANEOUS WORK AGREEMENT NO. 1991/9 (AGREEMENT) between TEXACO INC. (COMPANY) and NEON SYSTEMS, INC. (CONTRACTOR). To the extent of any conflicts between the terms of the Agreement and the terms of this Amendment C, the terms of this Amendment C shall control.

1.   Add the following new section entitled TELEPHONE USAGE:

     "Effective December 1, 1992 Contractor agrees to reimburse Company for any long distance telephone charges, except for charges for long distance calls made on Company's TEXNET system, incurred by Contractor personnel while on Company premises or using company facilities. Company shall be responsible for costs for local telephone calls made from Company's telephone facilities and for costs associated with company's premise telephone facilities. Nothing contained herein shall require Company to modify its current telephone facilities."

AGREED TO AND ACCEPTED.

TEXACO INC.                                  Neon Systems, Inc.


By:  /s/ Beverly W. Childs                   By:  /s/ Peter Schaeffer
     -----------------------------------          -----------------------------

Name:  Beverly W. Childs                Name: Peter Schaeffer
     -----------------------------------          -----------------------------

Title: Director of Technology Support        Title: President
     -----------------------------------          -----------------------------

Date:     11/30/92                           Date:  11/30/92
     -----------------------------------          -----------------------------

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                                     AMENDMENT D

The following is added to and made a part or that certain MISCELLANEOUS WORK AGREEMENT NO. 1991/9 (AGREEMENT) between TEXACO INC. (COMPANY) and NEON SYSTEMS, INC. (CONTRACTOR). To the extent of any conflicts between the terms of this Amendment D and the terms of the Agreement, the terms of this Amendment D shall control.


1. Effective January 1, 1995 this Agreement will be assigned from Texaco Inc. to Texaco Group Inc. The right to use Products developed pursuant to this Agreement set forth in the section entitled "LICENSE RIGHTS" shall not be diminished as a result of this assignment.

2.   DESCRIPTION OF WORK

     Add: "5. To develop a set of products to facilitate Client/Server connectivity to non-mainframe database, including but not limited to Oracle, Sybase, Informix, DB2/6000, and DB2/2. These products will include a client ODBC driver and a host based server component. The overall architecture will be the same as the existing Shadow Direct product but designed to access different database environments than those accessed by Shadow Direct."

     Add: "6. To develop a set of applications to allow Web Client access to data residing in database products such as, but not limited to, DB2 (all cpu operating systems and platforms), IMS, Oracle and Sybase. To allow existing and future Shadow Servers to serve Web Client as well as ODBC clients."

3.   LOCATION OF WORK AND WORKING ARRANGEMENTS

     At the end of the section add: "Contractor will be entitled to an additional 20 LOGON ID's with dial-in privileges. Company reserves the right to charge Contractor the fair-market value of these additional services. Contractor acknowledges that Company provided office space and equipment will not be available after December 1, 1995. Contractor shall vacate all Company provided office space no later than December 1, 1995."

AGREED TO AND ACCEPTED.

TEXACO INC.                             Neon Systems, Inc.

By:  /s/ E. McDonald                    By:  /s/ F. Joseph Backer
     ------------------------------          ----------------------------------

Name:     E. McDonald                   Name:  F. Joseph Backer
     ------------------------------          ----------------------------------

Title:    Chief Architect               Title: CEO
     ------------------------------          ----------------------------------

Date:     9/7/95                        Date:  8/29/95
     ------------------------------          ----------------------------------